Exhibit 99.1

PRESS RELEASE	Contact
For Release	Lynn Felsinger
Visualant, Inc.

206.903.1351 phone
206.903.1352 fax
lynn@visualant.net

Visualant Acquires TransTech Systems; Details Growth Strategy

Seattle, WA. June 9, 2010/Business Wire

Visualant, Inc. (OTCBB: VSUL) (the “Company), an emerging leader in security and authentication systems technology, announced today the completion of its acquisition of TransTech Systems, Inc. (“TransTech”) of Aurora, OR on June 8, 1010.

TransTech, founded in 1994, is a distributor of access control and authentication systems serving the security and law enforcement markets.  With recorded revenues of $10 million in 2009, TransTech has a respected national reputation for outstanding product knowledge, sales and service excellence. Their management team is lead by TransTech founder, Jim Gingo, a highly regarded industry veteran and one of the early members of the Document Security Alliance, an organization co-founded by the United States Secret Service and concerned industry representatives after the events of 9/11.  He sits on the Board of the Security Industry Association.  Gingo is also joining the Visualant Board of Directors with the closing of the acquisition.

“This acquisition is a major milestone that marks the start of a dramatic phase of growth and development for our company,” said Visualant CEO Ron Erickson.

According to Erickson, Visualant’s strategy is to accelerate market entry and penetration through the acquisition of well-operated and positioned distributors of security and authentication systems like TransTech, thus creating a natural distribution channel for products featuring the company’s proprietary Spectrum Pattern Matching (SPM) technology.

“We believe following this strategy accelerates the company’s access to national distribution channels and an established base of customers,” Erickson commented. “We can create new, and enhance existing products based on Visualant’s SPM technology. This will stimulate product sales and generate new revenue, enhancing profitability across the entire distribution network. We believe we can quickly increase the value of both our technology and of the distribution companies we acquire which will provide a tremendous value to our shareholders.”

TransTech CEO and industry veteran, Jim Gingo, agrees. “This is truly a case in which the whole is greater than the sum of the parts.” said Gingo. “I believe Visualant’s SPM technology can create the next generation of more powerful sensors and authentication products eagerly sought by law enforcement and security professionals in this $76 billion worldwide market.”

Erickson states, “Visualant’s strategy, over the next 18 to 24 months, is to generate combined annual revenue in the range of $35 to $50 million, through the acquisition of other high quality companies complementary to TransTech.  “We believe TransTech does the job of bringing Visualant’s SPM technology to the market, and drives growth in product sales,” Erickson added. “We have already identified a number of truly exciting launch potentials for the technology, and we continue to get an enthusiastic response from prospective customers and security system developers alike.”

About Visualant, Inc.

Visualant, Inc. is an emerging leader in security and authentication systems technology. Through its wholly-owned subsidiary, TransTech Systems, Inc., the Company provides security and authentication solutions to security and law enforcement markets throughout the United States.

Safe Harbor Statement

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects.  Forward-looking statements in this press release reflect the good faith judgment of our management and are based on facts and factors currently known to us. Forward-looking statements are subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements as a result of either the matters set forth or incorporated in this press release generally or certain economic and business factors, some of which may be unknown to and/or beyond the control of Visualant, Inc..  Specifically, we are exposed to various risks related to our need for additional financing to support our technology development, acquiring or investing in new businesses and ongoing operations, the sale of a significant number of our shares of common stock could depress the price of our common stock, the market price of our common stock may be volatile, and we may incur losses in the future.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  We do not undertake, and we expressly disclaim, any obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.